Exhibit 10.2

CONFIRMATION OF GUARANTY AGREEMENT

THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is made and entered into as of the 2nd day of February, 2011, by DIAMOND BLUE DRILLING CO., an Oklahoma corporation, (“Guarantor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION (the “Agent”), for the benefit of itself, the lenders which are parties from time to time to the Fifth Amended and Restated Loan Agreement (as described below) (the “Banks”) and the other Secured Parties (as defined in the Guaranty Agreement defined below), pertaining to its guaranty of the Secured Liabilities (as defined in the Guaranty Agreement defined below) of GMX RESOURCES INC., an Oklahoma corporation (the “Borrower”).

RECITALS

A. WHEREAS, the Borrower, the Agent and certain lenders were parties to the Amended and Restated Loan Agreement dated effective as of June 7, 2006, as amended by the First Amendment dated as of August 4, 2006, the Second Amendment dated as of August 14, 2006, the Third Amendment dated as of December 21, 2006, the Fourth Amendment dated as of March 13, 2007 (but effective as of December 31, 2006), and the Fifth Amendment dated as of July 31, 2007 (as so amended, the “2006 Loan Agreement”).

B. WHEREAS, the Borrower, the Agent and certain lenders party thereto amended and restated the 2006 Loan Agreement pursuant to the Second Amended and Restated Loan Agreement dated effective as of October 31, 2007, as amended by the First Amendment dated as of December 20, 2007, and the Second Amendment dated as of February 11, 2008, (as so amended, the “2007 Loan Agreement”).

C. WHEREAS, the Borrower, the Agent, the Banks and certain other lenders party thereto amended and restated the 2007 Loan Agreement pursuant to the Third Amended and Restated Loan Agreement dated effective as of June 12, 2008, as amended by the First Amendment dated as of October 29, 2008, the Second Amendment dated as of November 12, 2008, the Third Amendment dated as of February 26, 2009, the Fourth Amendment dated as of June 3, 2009, and the Fifth Amendment dated as of October 17, 2009 (as so amended, the “2008 Loan Agreement”).

D. WHEREAS, the Borrower, the Agent, the Banks and certain other lenders party thereto amended and restated the 2008 Loan Agreement pursuant to the Fourth Amended and Restated Loan Agreement dated effective as of July 8, 2010, as amended by the First Amendment dated as of December 13, 2010, and the Second Amendment dated as of December 21, 2010 (as so amended, the “Prior Loan Agreement”).

E. WHEREAS, Guarantor entered into a Restated Guaranty Agreement dated effective as of July 8, 2010 (the “Guaranty Agreement”), in favor of the Agent, for the benefit of itself, the Banks and the other Secured Parties. Unless otherwise specified herein, capitalized terms used in this Confirmation shall have the meanings provided in the Guaranty Agreement.

F. WHEREAS, contemporaneously with execution of this Confirmation, the Prior Loan Agreement is being amended and restated by the Borrower, the Agent and the Banks,

pursuant to a Fifth Amended and Restated Loan Agreement dated as of February 2, 2011 (the “Restated Loan Agreement”).

G. WHEREAS, the Restated Loan Agreement will continue to provide credit facilities to be advanced to, or to be used to finance transactions of the Borrower and its subsidiaries including the Guarantor, and will otherwise provide benefits to the Borrower and its subsidiaries including Guarantor (which benefits are hereby acknowledged).

H. WHEREAS, Guarantor desires to expressly acknowledge the amendment and restatement of the Prior Loan Agreement pursuant to the Restated Loan Agreement.

I. WHEREAS, it is a condition precedent to the effectiveness of the Restated Loan Agreement that Guarantor shall have executed and delivered this Confirmation to the Agent.

AGREEMENT

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the Borrower and the benefit of Guarantor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Confirmation. Guarantor confirms and agrees that the Guaranty Agreement guarantees and will continue to guarantee all of the present and future Secured Liabilities, including without limitation all obligations of the Borrower under the Restated Loan Agreement and all of the other Indebtedness (as defined in the Restated Loan Agreement) and the liabilities owing to the Secured Hedge Providers. Guarantor acknowledges and agrees that the Guaranty Agreement shall continue in full force and effect and that all of Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Restated Loan Agreement. All terms and provisions of the Guaranty Agreement are hereby ratified and confirmed, and shall be and shall remain in full force and effect, enforceable in accordance with its terms.

2. Representations. By its execution and delivery hereof, Guarantor represents and warrants that, as of the date hereof, all representations and warranties contained in the Guaranty Agreement are true and correct on and as of date hereof as though made on and as of such date.

3. Condition Precedent. This Confirmation shall not become effective until the conditions precedent set forth in Section 11.4 (and Section 7.1) of the Restated Loan Agreement have been met.

4. Caption Headings. Caption headings of the paragraphs of this Confirmation are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Confirmation, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

5. GOVERNING LAW. THIS CONFIRMATION SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Confirmation in favor of Agent for the benefit of the Secured Parties effective as of the day, month and year first written above.

DIAMOND BLUE DRILLING CO., an Oklahoma corporation

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Vice President and Secretary

ACCEPTED: CAPITAL ONE, NATIONAL ASSOCIATION, as Agent

By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Senior Vice President
	Date:	February 2, 2011

DIAMOND’S SIGNATURE PAGE TO

CONFIRMATION OF GUARANTY AGREEMENT